CUMBERLAND PHARMACEUTICALS REPORTS
FOURTH QUARTER REVENUE GROWTH OF 16%
- Acquired Vibativ® from Theravance Biopharma
- Closed largest product transaction in Company’s history
- Acquisition funded by $20 million credit line expansion

NASHVILLE, TENNESSEE (Tuesday, February 26, 2019) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company focused on hospital acute care, gastroenterology, and oncology supportive care, today announced fourth quarter and full year 2018 financial results. Net Revenues for the fourth quarter grew to $13.5 million, an increase of 16% over the prior year period. For the full year 2018, Net Revenues totaled $40.7 million.
As of December 31, 2018, the total assets of the Company grew to $112.7 million, including $36.2 million in cash and investments. Total Liabilities were $57.1 million and Total Shareholder’s Equity was $55.8 million. Cumberland also had fully reserved for $44.1 million in tax net operating loss carryforwards, resulting from the prior exercise of stock options.
Fourth Quarter Highlights:

•	Acquired Vibativ® from Theravance Biopharma

•	Expanded bank credit facility to $20 million to fund acquisition

•	Filed New Drug Application with FDA for methotrexate product line

•	Closed agreement with GastroEntero-Logic (GEL) to acquire Omeclamox®-Pak

•	Data published from several favorable clinical studies featuring Caldolor®

•	Expanded Cumberland Emerging Technology’s (CET) university collaborations

"In 2018, we made significant progress on our goals of expanding our commercial portfolio and advancing our product pipeline,” said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. "Because of this progress, we believe that 2019 is shaping up to be one of solid revenue growth. We are very excited about the potential of several catalysts including the Vibativ acquisition, the introduction of our next generation Caldolor product, and potential approval of our new methotrexate product line."
Cumberland expanded its commercial product line in 2018 with the acquisition of Vibativ from Theravance Biopharma. Vibativ is a patented, FDA approved anti-infective injectable product, designed to treat certain serious bacterial infections, including hospital-acquired pneumonia and complicated skin infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant such as MRSA. Wide-spread use of generic anti-infective products has led to a sharp increase in the number of patients experiencing resistance to certain products, resulting in a shift to the clinical standard of care for anti-biotic treatments. Cumberland believes that Vibativ is a product uniquely positioned to address such concerns, and an excellent strategic match for the Company's hospital product infrastructure.
Early in 2018, Cumberland submitted an application to the FDA for the approval of its Next Generation Caldolor product. After a series of interactions with the FDA and amendments to the application, Cumberland was subsequently notified of the product's FDA approval in early 2019. The Company is now preparing for the launch of this patented product which features an improved package and formulation.
In late 2018, Cumberland closed on an agreement with GEL to acquire the assets associated with Omeclamox-Pak. With the closing of the agreement, Cumberland no longer provides GEL with royalties on sales and is now responsible for maintaining the FDA approval and overseeing the product’s packaging, trademarks, and other assets.
Caldolor, the Company’s IV ibuprofen product was also the subject of favorable clinical publications in 2018. One study, conducted at The Ohio State Wexner Medical Center found that that the use of Caldolor, compared to IV ketorolac, significantly lowered postoperative pain scores and opioid consumption in patients undergoing arthroscopic knee surgeries. Another clinical trial conducted at Tufts University School of Dental Medicine concluded that preemptive anesthesia with Caldolor is superior when compared to IV acetaminophen in reducing post-surgical pain and opioid use in patients undergoing the surgical removal of impacted wisdom teeth.
Through Cumberland Emerging Technologies (CET), the Company is establishing a pipeline of new product candidates and fostering innovation by partnering with academic centers. During 2018, CET expanded its network of institutional collaboration by entering into agreements with Louisiana State University and the Medical University of South Carolina.
During late 2018, Cumberland completed the submission and filed with the FDA a New Drug Application for the approval of its methotrexate product line. This line of methotrexate products is designed for the treatment of adult and pediatric patients with rheumatoid arthritis, as well as adults with psoriasis. In January 2019, the FDA accepted the submission as complete and ready for review, providing a target approval decision date for September 2019.
Meanwhile, Cumberland continued to advance its clinical programs in 2018 which feature several new product candidates in Phase II studies. The Company completed study enrollment for Portaban, the Company's Portal Hypertension clinical program. Initial review of the data from the study shows ifetroban to be safe and well tolerated with no unexpected safety findings. Cumberland also continued to advance its Vasculan and Boxaban clinical programs, with patient enrollment progressing in each of those Phase II studies.

FINANCIAL RESULTS:
Net Revenue: For the three months ended December 31, 2018, net revenues were $13.5 million, up 16% from $11.6 million for the prior year period. Net revenue by product for the three months ended December 31, 2018, included $5.1 million for Vibativ®, $2.9 million for Ethyol®, $2.6 million for Kristalose®, $1.5 million for Caldolor®, and $1.0 million for Acetadote®, which included the Company's Brand and Authorized Generic products.
For the year ended December 31, 2018, net revenues were $40.7 million , compared to $41.2 million for the year ended December 31, 2017.
Operating Expenses: Total operating expenses for the three months ended December 31, 2018 were $15.8 million, compared to $12.6 million during the prior year period. Total operating expenses for the year ended December 31, 2018 were $48.1 million, compared to $45.2 million for 2017 . The full year and quarterly expense increases were impacted by the increase in clinical study expenses and the $1.3 million FDA fee associated with the RediTrex submission.
Adjusted Earnings: Adjusted Earnings for the three months ended December 31, 2018 were $1.6 million, or $0.10 per share, compared to $0.4 million, or $0.03 per share in 2017. Adjusted Earnings for the full year ended December 31, 2018 were ($0.5 million), compared to $0.1 million for 2017. This performance measure represents net income attributable to common shareholders with adjustments for the impact of income taxes, depreciation, amortization, share based compensation expenses, and expenses that are non-core to the operating performance of the period. The definition and the reconciliation of Adjusted Earnings are provided in this release.
Balance Sheet: At December 31, 2018, Cumberland had $36.2 million in cash and marketable securities, with $27.9 million in cash and equivalents and $8.3 million in marketable securities. Total assets at December 31, 2018 were $112.7 million. Total Liabilities were $57.1 million, including $20.0 million outstanding on the Company's revolving line of credit and $9 million related to contingent liabilities related to the Vibativ acquisition, resulting in Total Shareholder's Equity of $55.8 million. Cumberland also had fully reserved for $44.1 million in tax net operating loss carryforwards, resulting from the prior exercise of stock options.

Conference Call and Webcast
A conference call and live Internet webcast will be held on Tuesday, February 26, 2019 at 4:30 p.m. Eastern Time to discuss the Company's fourth quarter and annual 2018 financial results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 3259498. The live webcast and rebroadcast can be accessed via Cumberland's website at http://investor.shareholder.com/cpix/events.cfm.

About Cumberland Pharmaceuticals

Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the delivery of high-quality prescription brands to improve patient care. The Company develops, acquires, and commercializes brands for the hospital acute care, gastroenterology, and oncology market segments. These medical specialties are categorized by moderately concentrated prescriber bases that the Company believes can be penetrated effectively by small, targeted sales forces.

The Company’s portfolio of FDA approved brands includes:

•	Acetadote® (acetylcysteine) Injection, for the treatment of acetaminophen poisoning;

•	Caldolor® (ibuprofen) Injection, for the treatment of pain and fever;

•	Kristalose® (lactulose) for Oral Solution, a prescription laxative, for the treatment of chronic and acute constipation;

•	Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease;

•	Vaprisol® (conivaptan) Injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia;

•
Ethyol® (amifostine) Injection, for the reduction of xerostomia (dry mouth) in patients undergoing post-operative radiation treatment for head and neck cancer and the renal toxicity associated with the administration of cisplatin in patients with advanced ovarian cancer;

•
Totect® (dexrazoxane hydrochloride) Injection, for emergency oncology intervention, to treat the toxic effects of anthracycline chemotherapy in case of extravasation (drug leakage from the bloodstream into the tissues); and

•
Vibativ® (telavancin) Injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections.

Cumberland’s pipeline of product candidates includes:

•	Hepatoren® (ifetroban) Injection, a Phase II candidate for the treatment of critically ill patients suffering from liver and kidney failure associated with hepatorenal syndrome (“HRS”);

•	Boxaban® (ifetroban) Oral Capsules, a Phase II candidate for the treatment of asthma patients with aspirin-exacerbated respiratory disease ("AERD");

•	Vasculan® (ifetroban) Oral Capsules, a Phase II candidate for the treatment of patients with the systemic sclerosis (SSc) form of autoimmune disease;

•	Portaban® (ifetroban) Injection and Oral Capsules, a Phase II candidate for the treatment of patients with portal hypertension associated with liver disease; and

•	RediTrex™ (methotrexate) Injection, an approval submission candidate for the treatment of active rheumatoid, juvenile idiopathic and severe psoriatic arthritis, as well as disabling psoriasis.

For more information on Cumberland’s approved products, including full prescribing information, please visit the individual product websites, links to which can be found on the Company’s website www.cumberlandpharma.com.

About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. Serious anaphylactoid reactions, including death in a patient with asthma, have been reported in patients administered acetylcysteine intravenously. Acetadote should be used with caution in patients with asthma or where there is a history of bronchospasm. The total volume administered should be adjusted for patients weighing less than 40 kg and for those requiring fluid restriction. To avoid fluid overload, the volume of diluent should be reduced as needed. If volume is not adjusted, fluid overload can occur, potentially resulting in hyponatremia, seizure and death. For full prescribing information, visit www.acetadote.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever.
Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. Caldolor should be used with caution in patients with prior history of ulcer disease or GI bleeding, in patients with fluid retention or heart failure, in the elderly, those with renal impairment, heart failure, liver impairment, and those taking diuretics or ACE inhibitors. Blood pressure should be monitored during treatment with Caldolor. For full prescribing information, including boxed warning, visit www.caldolor.com.
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Initial dosing may produce flatulence and intestinal cramps, which are usually transient. Excessive dosage can lead to diarrhea with potential complications such as loss of fluids, hypokalemia and hypernatremia. Nausea and vomiting have been reported. Use with caution in diabetics.
Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing information, visit www.kristalose.com.
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. The safety and effectiveness of Omeclamox-Pak in the pediatric population has not yet been established. Omeclamox-Pak was approved by the U.S. Food and Drug Administration in 2011. For full prescribing information, visit www.omeclamox.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol was approved by the U.S. Food and Drug Administration in 2005 for euvolemic hyponatremia and in 2007 for hypervolemic hyponatremia. For full prescribing information, visit www.vaprisol.com.

About Ethyol® (amifostine) Injection
Ethyol is indicated to reduce the cumulative renal toxicity associated with repeated administration of cisplatin in patients with advanced ovarian cancer. It is indicated to reduce the incidence of moderate to severe xerostomia in patients undergoing post-operative radiation treatment for head and neck cancer, where the radiation port includes a substantial portion of the parotid glands. For more information please visit www.ethyol.com.

About Totect® (dexrazoxane) Injection
Totect is an anthracycline extravasation agent approved by the FDA. Anthracyclines are used to treat many types of cancer and are among the most common cancer therapies.

Anthracycline extravasation occurs when there is accidental leaking of the intravenously-administered medication into the surrounding tissues. Anthracycline extravasation can result in serious complications for cancer patients including tissue necrosis with skin ulceration. In addition to tissue damage, an anthracycline extravasation may cause damage to the nerves, tendons, muscle, and joints. For more information please visit www.totect.com.
About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. For more information please visit www.vibativ.com.

About Cumberland Emerging Technologies (CET)
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN, and Gloria Pharmaceuticals. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET's Life Sciences Center, provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.

Forward-Looking Statements
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland's current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. As with any business, all phases of Cumberland's operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland's results of operations. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland's products on a timely basis or failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, maintaining an effective sales and marketing infrastructure and other factors discussed in the Company's most recent Form 10-K and subsequent 10-Qs as filed with the SEC. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.

Investor Contact:	Media Contact:
Erin Smith	Jeff Bradford
Corporate Relations	the Bradford Group
(615) 255-0068	(615) 515-4880

SOURCE: Cumberland Pharmaceuticals Inc.

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2018 and 2017
(Unaudited)

	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$27,938,960	$45,412,868
Marketable securities	8,290,679	4,672,476
Accounts receivable, net	7,844,249	8,395,112
Inventories, net	27,827,343	6,737,848
Prepaid and other current assets	2,963,806	3,466,541
Total current assets	74,865,037	68,684,845
Property and equipment, net	771,213	528,882
Intangible assets, net	33,655,099	21,444,545
Goodwill	784,000	—
Deferred tax assets, net	87,210	87,210
Other assets	2,531,309	2,486,830
Total assets	$112,693,868	$93,232,312

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,093,297	$8,979,929
Other current liabilities	16,710,927	8,714,814
Total current liabilities	27,804,224	17,694,743
Revolving line of credit	20,000,000	9,800,000
Other long-term liabilities	9,319,143	1,815,968
Total liabilities	57,123,367	29,310,711
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock – no par value; 100,000,000 shares authorized; 15,481,497 and 15,723,075 shares issued and outstanding as of December 31, 2018 and 2017, respectively	51,098,613	52,410,941
Retained earnings	4,746,154	11,709,222
Total shareholders’ equity	55,844,767	64,120,163
Noncontrolling interests	(274,266)	(198,562)
Total equity	55,570,501	63,921,601
Total liabilities and equity	$112,693,868	$93,232,312

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017

Revenues:
Net product revenue	$13,405,273	$11,441,997	$40,200,832	$40,376,563
Other revenue	92,633	207,291	540,933	773,568
Net revenues	13,497,906	11,649,288	40,741,765	41,150,131
Costs and expenses:
Cost of products sold	2,866,352	2,153,809	7,378,095	7,370,585
Selling and marketing	5,708,434	5,318,546	20,258,307	21,492,937
Research and development	2,689,413	979,414	7,320,797	3,901,365
General and administrative	3,673,387	3,476,212	10,405,872	10,030,370
Amortization	823,009	624,633	2,769,466	2,436,222
Total costs and expenses	15,760,595	12,552,614	48,132,537	45,231,479
Operating income (loss)	(2,262,689)	(903,326)	(7,390,772)	(4,081,348)
Interest income	166,064	82,477	564,484	299,326
Interest expense	(136,328)	(22,258)	(195,848)	(92,904)
Income (loss) before income taxes	(2,232,953)	(843,107)	(7,022,136)	(3,874,926)
Income tax expense	(4,159)	21,303	(16,636)	(4,174,889)
Net income (loss)	(2,237,112)	(821,804)	(7,038,772)	(8,049,815)
Net loss at subsidiary attributable to noncontrolling interests	17,015	21,259	75,704	71,182
Net income (loss) attributable to common shareholders	$(2,220,097)	$(800,545)	$(6,963,068)	$(7,978,633)

Earnings per share attributable to common shareholders:
Basic	$(0.14)	$(0.05)	$(0.45)	$(0.50)
Diluted	$(0.14)	$(0.05)	$(0.45)	$(0.50)
Weighted-average common shares outstanding:
Basic	15,521,564	15,727,496	15,614,052	15,911,577
Diluted	15,521,564	15,727,496	15,614,052	15,911,577

Comprehensive income (loss) attributable to common shareholders	(2,220,097)	(800,545)	(6,963,068)	(7,978,633)
Net loss at subsidiary attributable to noncontrolling interests	17,015	21,259	75,704	71,182
Total comprehensive income (loss)	$(2,237,112)	$(821,804)	$(7,038,772)	$(8,049,815)

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
Years ended December 31, 2018 and 2017
(Unaudited)

	2018	2017

Cash flows from operating activities:
Net income (loss)	$(7,038,772)	$(8,049,815)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization expense	2,982,703	2,647,753
Deferred tax expense	81,886	4,206,753
Share-based compensation	1,364,698	1,115,063
Share-based compensation (foundation contribution)	—	372,500
Excess tax (benefit) expense derived from exercise of stock options	(81,886)	(91,109)
Noncash interest expense	99,883	77,911
Noncash investment gains	(168,440)	(52,012)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	550,863	(1,064,985)
Inventory	460,505	(1,366,118)
Prepaid, other current assets and other assets	712,149	(1,074,369)
Accounts payable and other accrued liabilities	4,308,706	2,307,617
Other long-term liabilities	(159,558)	413,097
Net cash provided by (used in) operating activities	3,112,737	(557,714)
Cash flows from investing activities:
Additions to property and equipment	(455,569)	(275,960)
Cash paid for acquisitions	(20,000,000)	—
Additions to intangible assets	(3,819,486)	(1,213,110)
Proceeds from sale of marketable securities	16,122,376	13,381,061
Purchases of marketable securities	(19,572,139)	(2,379,414)
Net cash (used in) provided by investing activities	(27,724,818)	9,512,577
Cash flows from financing activities:
Borrowings on line of credit	56,000,000	24,500,000
Payments on line of credit	(45,800,000)	(18,800,000)
Sales of shares of common stock, net of offering costs	200,909	—
Payments of deferred equity offering costs	(383,310)	(27,950)
Payments made in connection with repurchase of common shares	(2,879,426)	(3,724,375)
Net cash provided by financing activities	7,138,173	1,947,675
Net increase (decrease) in cash and cash equivalents	(17,473,908)	10,902,538
Cash and cash equivalents, beginning of year	45,412,868	34,510,330
Cash and cash equivalents, end of year	$27,938,960	$45,412,868

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Adjusted Earnings (Loss) and Adjusted Diluted Earnings Per Share
(Unaudited)

	Three months ended December 31,		Three months ended December 31,
	2018	2018	2017	2017

	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(2,220,097)	$(0.14)	$(800,545)	$(0.05)
Less: Net loss at subsidiary attributable to noncontrolling interests	17,015	—	21,259	—
Net income (loss)	(2,237,112)	(0.14)	(821,804)	(0.05)
Adjustments to net income (loss)
Income tax expense (benefit)	4,159	—	(21,303)	—
Depreciation and amortization	874,652	0.06	673,559	0.04
Share-based compensation (a)	359,459	0.02	265,865	0.02
Impact of VIBATIV cost of product sold (b)	1,292,286	0.08	—	—
FDA costs of Reditrex submission (c)	1,294,239	0.08	—	—
Charitable contribution of shares (d)	—	—	372,500	0.02
Interest income	(166,064)	(0.01)	(82,477)	(0.01)
Interest expense	136,328	0.01	22,258	—
Adjusted Earnings and Adjusted Diluted Earnings Per Share	$1,557,947	$0.10	$408,598	$0.03

Diluted weighted-average common shares outstanding:		15,895,250		16,196,334

	Twelve months ended December 31,		Twelve months ended December 31,
	2018	2018	2017	2017

	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(6,963,068)	$(0.45)	$(7,978,633)	$(0.49)
Less: Net loss at subsidiary attributable to noncontrolling interests	75,704	—	71,182	—
Net income (loss)	(7,038,772)	(0.45)	(8,049,815)	(0.49)
Adjustments to net income (loss)
Income tax expense (benefit)	16,636	—	4,174,889	0.26
Depreciation and amortization	2,982,703	0.19	2,647,753	0.16
Share-based compensation (a)	1,364,698	0.09	1,115,063	0.07
Impact of VIBATIV cost of product sold (b)	1,292,286	0.08	—	—
FDA costs of Reditrex submission (c)	1,294,239	0.08	—	—
Charitable contribution of shares (d)	—	—	372,500	0.02
Interest income	(564,484)	(0.04)	(299,326)	(0.02)
Interest expense	195,848	0.01	92,904	0.01
Adjusted Earnings and Adjusted Diluted Earnings Per Share	$(456,846)	$(0.03)	$53,968	$—

Diluted weighted-average common shares outstanding:		15,614,052		16,324,978

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:

•	Adjusted Earnings: net income (loss) adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation expense and other income and interest expense.

(a) Represents the share-based compensation of Cumberland.

(b) Represents the non-cash impact of the VIBATIV cost of products sold. Cumberland has elected to add these costs back in the calculation of adjusted earnings as all the VIBATIV inventory was transferred to Cumberland as part of the transaction with Theravance at no additional cost to the consideration agreed for the product acquisition.

(c) Reflects the initial Reditrex submission fee paid to the FDA to evaluate our request for product approval.

(d) Represents the expense of Cumberland shares donated to the Cumberland Pharma Foundation.

•	Adjusted Diluted Earnings Per Share: Adjusted Earnings divided by diluted weighted-average common shares outstanding.